                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES


     Name                                      State of Incorporation
     ----                                      ----------------------
8TH STREET LAUNDROMAT, INC.                           Delaware
ECOCLEAN SYSTEMS INTERNATIONAL, LTD.                  Delaware
ECOFRANCHISING, INC.                                  Delaware
ECO JOSH, INC.                                        Delaware
ECO MAHWAH, INC.                                      Delaware
ECO STU, INC.                                         Delaware
ECO YITZI, INC.                                       Delaware
